UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2020

ALTERYX, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-38034	90-0673106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3345 Michelson Drive, Suite 400, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(888) 836-4274

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	AYX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 2.02	Results of Operations and Financial Condition.

On January 4, 2021, in connection with the appointment of a new Chief Revenue Officer described in Item 8.01 of this Current Report on Form 8-K, Alteryx, Inc. (the “Company”) issued a press release furnished as Exhibit 99.1 hereto (the “Press Release”) that, among other things, updated the financial guidance previously provided by the Company on November 5, 2020 with respect to revenue for the fourth quarter and year ended December 31, 2020 and annual recurring revenue as of December 31, 2020.

This updated financial guidance is based on information available to the Company as of the date of this Current Report on Form 8-K and is subject to the completion of the Company’s year-end financial closing procedures and audit by the Company’s independent registered public accounting firm.

The information included or incorporated by reference in this Item 2.02, including such information contained in the Press Release, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2020, the Company and Robert Scott Jones, the Company’s President and Chief Revenue Officer, agreed that Mr. Jones would cease to serve as the Company’s President and Chief Revenue Officer, effective as of December 31, 2020 (the “Transition Date”), and that Mr. Jones would provide transition services to the Company from the Transition Date through February 12, 2021 (the “Separation Date”).

In connection with Mr. Jones ceasing to serve as the Company’s President and Chief Revenue Officer, the Company entered into a separation agreement (“Separation Agreement”) with Mr. Jones, dated December 30, 2020, consistent with Mr. Jones’ Severance and Change in Control Agreement, effective March 25, 2020, that provides for (i) severance in a lump sum payment which equals nine months of Mr. Jones’ current base salary and (ii) upon Mr. Jones’ timely election to continue health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) and consistent with the Company’s health insurance plan, monthly insurance premiums for a period of nine months following the Separation Date. In addition, Mr. Jones will receive a cash incentive bonus for 2020 payable under the applicable Company incentive compensation plan, subject to the satisfaction of applicable Company corporate performance targets and subject to reduction for the amount of any previously paid bonus for 2020, with such bonus to be paid at such time as annual incentive bonuses are paid to other plan participants. The Separation Agreement includes a general release of claims in favor of the Company. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the text of the Separation Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Item 8.01	Other Events.

On January 4, 2021, the Company announced that Dean Darwin has been appointed Chief Revenue Officer effective January 1, 2021. A copy of the Press Release relating to this announcement is being furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated January 4, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERYX, INC.

Date: January 4, 2021	By:	/s/ Christopher M. Lal
	Name:	Christopher M. Lal
	Title:	Chief Legal Officer and Corporate Secretary